Exhibit 10.1
THIRD AMENDMENT TO CREDIT AGREEMENT
     THIS THIRD AMENDMENT TO CREDIT AGREEMENT (this “Amendment”) is made and entered into as of August 24, 2007 (the “Effective Date”) among SUPERIOR OFFSHORE INTERNATIONAL, INC., a Delaware corporation as successor by merger to Superior Offshore International, L.L.C. (“Borrower”), JPMORGAN CHASE BANK, N.A., for itself, as Lender and as Administrative Agent for the Lenders (in such capacity, the “Agent”).
     WHEREAS, Borrower, Agent and Lenders are parties to that certain Credit Agreement, dated as of February 27, 2007, as amended by that certain First Amendment to Credit Agreement, dated June 18, 2007 (“First Amendment”), as further amended by that certain Second Amendment to Credit Agreement dated as of August 14, 2007 (the “Second Amendment”) (as further amended, restated or modified from time to time, the “Credit Agreement”);
     WHEREAS, Borrower, Agent and Lenders desire to amend the Credit Agreement to allow and provide for such matters contained herein, all as hereinafter set forth.
     NOW, THEREFORE, for good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto hereby agree as follows:
ARTICLE I
Definitions
     Section 1.01 Definitions. Capitalized terms used in this Amendment, to the extent not otherwise defined herein, shall have the same meaning as in the Credit Agreement, as amended hereby.
ARTICLE II
Amendments
     Section 2.01 Amendment to the definition of “Applicable Rate”. Effective as of the Effective Date, the definition of “Applicable Rate” is hereby amended by replacing “ABR Loan” and “Eurodollar Revolving Loan” within such definition with “ABR Loan”, “Eurodollar Revolving Loan” or “Eurodollar Foreign Loan” (as applicable).
     Section 2.02 Amendment to Article I. Effective as of the Effective Date, the following definitions found in Article I of the Credit Agreement are each hereby amended and restated in their entireties to read as follows:
          “‘Applicable Percentage’ means, with respect to any Lender, (a) with respect to Revolving Loans, Foreign Loans, LC Exposure, Swingline Loans or Overadvances, a percentage equal to a fraction the numerator of which is such Lender’s Revolving Commitment and the denominator of which is the aggregate Revolving Commitment of all Revolving Lenders (if the Revolving Commitments have terminated or expired, the Applicable Percentages shall be determined based upon such Lender’s share of the aggregate Revolving

Exposures at that time) and (b) with respect to Protective Advances or with respect to the Aggregate Credit Exposure, a percentage based upon its share of the Aggregate Credit Exposure and the unused Commitments.”
          “‘Applicable Rate’ means, for any day, with respect to any ABR Loan, Eurodollar Revolving Loan, or Eurodollar Foreign Loan, or with respect to the commitment fees payable hereunder, as the case may be, the applicable rate per annum set forth below under the caption “Revolving Loan Eurodollar Spread”, “Foreign Loan Eurodollar Spread” or “Commitment Fee Rate”, as the case may be, based upon the Borrower’s Fixed Charge Coverage Ratio, Average 30-Day Domestic Availability or Average 30-Day Foreign Availability, as of the most recent determination date, provided that until the delivery to the Administrative Agent, pursuant to Section 5.01, of the Borrower’s consolidated financial information for the Borrower’s first fiscal quarter ending after the Effective Date, the “Applicable Rate” shall be the applicable rate per annum set forth below in Category 2:

Average 30-Day Domestic
Availability or Fixed	Revolving Loan	Commitment
Charge Coverage Ratio	Eurodollar Spread	Fee Rate

Category 1	1.75%	0.25%
Fixed Charge Coverage Ratio ≥ 2.0 to 1.0 or Average 30-Day Domestic Availability ≥ $15,000,000

Category 2	2.00%	0.25%
Fixed Charge Coverage Ratio < 2.0 to 1.0 but ≥ 1.5 to 1.0 or Average 30-Day Domestic Availability < $15,000,000 but ≥ $10,000,000

Category 3	2.25	0.25%
Fixed Charge Coverage Ratio < 1.5 to 1.0 or Average 30-Day Domestic Availability < $10,000,000

Average 30-Day Domestic
Availability or Fixed	Foreign Loan	Commitment
Charge Coverage Ratio	Eurodollar Spread	Fee Rate

Category 1	1.50%	0.25%
Fixed Charge Coverage Ratio ≥ 2.0 to 1.0 or Average 30-Day Foreign Availability ≥ $7,500,000

Category 2	1.75%	0.25%
Fixed Charge Coverage Ratio < 2.0 to 1.0 but ≥ 1.5 to 1.0 or Average 30-Day Foreign Availability < $7,500,000 but ≥ $5,000,000

Category 3	2.00%	0.25%
Fixed Charge Coverage Ratio < 1.5 to 1.0 or Average 30-Day Foreign Availability < $5,000,000
     For purposes of the foregoing, (a) the Applicable Rate shall be determined as of the end of each fiscal quarter of the Borrower based upon the Borrower’s annual or quarterly consolidated financial statements delivered pursuant to Section 5.01 and (b) each change in the Applicable Rate resulting from a change in the Average 30-Day Domestic Availability, Average 30-Day Foreign Availability or Fixed Charge Coverage Ratio shall be effective during the period commencing on and including the date of delivery to the Administrative Agent of such consolidated financial statements indicating such change and ending on the date immediately preceding the effective date of the next such change, provided that if such consolidated financial statements have not been delivered to Administrative Agent, the Average 30-Day Domestic Availability, Average 30-Day Foreign Availability and Fixed Charge Coverage Ratio shall be deemed to be in Category 3. If, as a result of any restatement of or other adjustment to the financial statements of the Borrower or for any other reason, the Administrative Agent determines that (a) the Fixed Charge Coverage Ratio, Average 30-Day Domestic Availability or Average 30-Day

Foreign Availability as calculated by the Borrower as of any applicable date was inaccurate and (b) a proper calculation of the Fixed Charge Coverage Ratio, Average 30-Day Domestic Availability or Average 30-Day Foreign Availability would have resulted in different pricing for any period, then (i) if the proper calculation of the Fixed Charge Coverage Ratio, Average 30-Day Domestic Availability or Average 30-Day Foreign Availability would have resulted in higher pricing for such period, the Borrower shall automatically and retroactively be obligated to pay to the Administrative Agent, for its benefit and the benefit of the Lenders, promptly on demand by the Administrative Agent, an amount equal to the excess of the amount of interest and fees that should have been paid for such period over the amount of interest and fees actually paid for such period; and (ii) if the proper calculation of the Fixed Charge Coverage Ratio, Average 30-Day Domestic Availability or Average 30-Day Foreign Availability would have resulted in lower pricing for such period, an amount equal to the interest and fees that were paid for such period over the amount of interest and fees that should have been paid for such period shall be applied as a credit to the next payment(s) of interest and/or fees payable hereunder; provided that if, as a result of any restatement or other event a proper calculation of the Fixed Charge Coverage Ratio, Average 30-Day Domestic Availability or Average 30-Day Foreign Availability would have resulted in higher pricing for one or more periods and lower pricing for one or more other periods (due to the shifting of income or expenses form one period to another period or any similar reason), then the amount payable by, or credited to, the Borrower pursuant to clause (i) or (ii) above, as applicable, shall be based upon the positive difference, if any, between the amount of interest and fees that should have been paid for all applicable periods and the amount of interest and fees paid for all such periods. The Applicable Margin for ABR Loans shall be zero percent (0%).”
          “‘Availability Period’ means (a) with respect to Domestic Loans, the period from and including the Effective Date to, but excluding, the earlier of the Maturity Date and the termination of the Commitments pursuant to the terms hereof, and (b) with respect to the Foreign Loans, the period from August 24, 2007 to, but excluding, the Foreign Loan End Date.”
          “‘Borrowing’ means (a) Revolving Loans of the same Type, made, converted or continued on the same date and, in the case of Eurodollar Loans, as to which a single Interest Period is in effect, (b) Foreign Loans of the same Type, made, converted or continued on the same date and, in the case of Eurodollar Loans, as to which a single Interest Period is in effect (c) a Swingline Loan, (d) a Protective Advance and (e) an Overadvance.”
          “‘Borrowing Base’ means, at any time, the Borrowing Base for Eligible Receivables and the Borrowing Base for Foreign Eligible Receivables.”
          “‘Class’ when used in reference to any Loan or Borrowing, refers to whether such Loan, or the Loans comprising such Borrowing, are

Revolving Loans, Foreign Loans, Swingline Loans or Protective Advances or Overadvances.”
          “‘Revolving Commitment’ means, with respect to each Lender, the commitment, if any, of such Lender to make Revolving Loans, Foreign Loans, and to acquire participations in Letters of Credit, Overadvances and Swingline Loans hereunder, expressed as an amount representing the maximum possible aggregate amount of such Lender’s Revolving Exposure hereunder, as such commitment may be reduced or increased from time to time pursuant to assignments by or to such Lender pursuant to Section 9.04. The initial amount of each Lender’s Revolving Commitment is set forth on the Commitment Schedule, or in the Assignment and Assumption pursuant to which such Lender shall have assumed its Revolving Commitment, as applicable. The initial aggregate amount of Lenders’ Revolving Commitment is $55,000,000.”
          “‘Revolving Exposure’ means, collectively, the Foreign Revolving Exposure and the Domestic Revolving Exposure.”
          “‘Revolving Loan’ means any Loan, other than a Foreign Loan, made pursuant to Section 2.01.”
          “‘Revolving Loan Sublimit’ means, as of any date of determination, the lesser of (a) (i) $30,000,000 minus (ii) the Foreign Revolving Exposure and (b) the sum of (i) the lesser of (A) the Revolving Commitment for Loans (excluding Foreign Loans) and the (B) Borrowing Base for Eligible Receivables (less the Foreign Revolving Exposure) plus (ii) cash held in an account with Administrative Agent which account is subject to an account control agreement in favor of Administrative Agent minus (iii) the Domestic Revolving Exposure of all Revolving Lenders.”
     Section 2.03 Amendment to Article I. Effective as of the Effective Date, Article I of the Credit Agreement is hereby amended to add the following definitions in the correct alphabetical order:
          “‘Average 30-Day Domestic Availability’ means the amount obtained by adding the Revolving Loan Sublimit at the end of each day for each of the prior thirty (30) days and dividing the sum by thirty (30).”
          “‘Average 30-Day Foreign Availability’ means the amount obtained by adding the Foreign Loan Limit at the end of each day for each of the prior thirty (30) days and dividing the sum by thirty (30).”
          “‘Borrowing Base for Eligible Receivables’ means, at any time (a) 85% of the Borrower’s Eligible Accounts at such time minus (b) Reserves; provided, however, that the Borrowing Base for Eligible Receivables shall not include any Accounts which at such time constitute Foreign Eligible Accounts. The Administrative Agent may, in its Permitted Discretion, reduce the advance rates set forth above, adjust Reserves or reduce one or more of the other elements used in computing the Borrowing Base for Eligible Receivables. The parties understand that the exclusionary criteria in the definition of Eligible Accounts, any Reserves that may be imposed as provided herein, any reduction of the advance rates set forth above, and any deductions or other adjustments provided for herein to the face amount Eligible Accounts, have the effect of reducing the Borrowing Base for Eligible Receivables, and, accordingly, whether or not any provisions hereof so state, all of the foregoing shall be determined without duplication so as not to result in multiple reductions in the Borrowing Base for Eligible Receivables for the same facts or circumstances.”
          “‘Borrowing Base for Foreign Eligible Receivables’ means, at any time, (a) 90% of the Borrower’s Foreign Eligible Accounts minus (b) Reserves; provided, however, that the Borrowing Base for Foreign Eligible Receivables shall not include any Accounts which at such time constitute Eligible Accounts. The Administrative Agent may, in its Permitted Discretion, reduce the advance rates set forth above, adjust Reserves or reduce one or more of the other elements used in computing the Borrowing Base for Foreign Eligible Receivables. The parties understand that the exclusionary criteria in the definition of Foreign Eligible Accounts, any Reserves that may be imposed as provided herein, any reduction of the advance rates set forth above, and any deductions or other adjustments provided for herein to the face amount Foreign Eligible Accounts, have the effect of reducing the Borrowing Base for Foreign Eligible Receivables, and, accordingly, whether or not any provisions hereof so state, all of the foregoing shall be determined without duplication so as not to result in multiple reductions in the Borrowing Base for Foreign Eligible Receivables for the same facts or circumstances.”
          “‘Domestic Revolving Exposure’ means, with respect to any Lender at any time, the sum of the outstanding principal amount of such Lender’s Revolving Loans (excluding Foreign Loans) and its LC Exposure and an amount equal to its Applicable Percentage of the aggregate principal amount of Swingline Loans at such time, plus an amount equal to its Applicable Percentage of the aggregate principal amount of Overadvances outstanding at such time.”
          “‘ExIm’ means the Export-Import Bank of the United States.”
          “‘ExIm Documents’ means collectively (a) that certain Master Guarantee Agreement No. TX-MGA-05-010 between Agent and ExIm, dated November 1, 2005, (b) that certain Borrower Agreement between Borrower, Agent and ExIm, dated August 22, 2007, (c) that certain Fast Track Loan Authorization Agreement between Borrower and Agent, dated August 22, 2007, and all other agreements and instruments executed in connection therewith, (d) that certain Supplement to the Borrower Agreement dated August 22, 2007 among Borrower, Agent and ExIm, (e) that certain Delegated Authority Letter Agreement effective as of December 31, 2005 between ExIm and Agent and

(f) that certain Fast Track Lender Agreement accepted as of December 19, 2005 between ExIm and Agent, in each case, as modified by the terms of the ExIm Waiver Letter dated as of August 15, 2007, between ExIm and the Administrative Agent.”
          “‘Foreign Eligible Accounts’ means, at any time, the Accounts of the Borrower that are (i) “Eligible Export-Related Accounts Receivable” under the ExIm Documents, (ii) owed by an Account Debtor doing business in a Permitted Foreign Country and (iii) which the Administrative Agent determines in its Permitted Discretion, pursuant to the exclusionary criteria set forth below, are eligible as the basis for the extension of Foreign Loans hereunder. Without limiting the Administrative Agent’s discretion provided herein, Foreign Eligible Accounts shall not include any Account:
     (a) which is an Eligible Account;
     (b) which is not subject to a first priority perfected security interest in favor of the Administrative Agent;
     (c) which is subject to any Lien other than (i) a Lien in favor of the Administrative Agent and (ii) a Permitted Encumbrance which does not have priority over the Lien in favor of the Administrative Agent;
     (d) which is unpaid more than 90 days after the date of the original invoice therefor or more than 60 days after the original due date, or which has been written off the books of the Borrower or otherwise designated as uncollectible;
     (e) with respect to which any covenant, representation, or warranty contained in this Agreement or in the Security Agreement has been breached or is not true;
     (f) which (i) does not arise from the sale of goods or performance of services in the ordinary course of business, (ii) is not evidenced by an invoice or by other documentation satisfactory to the Administrative Agent which has been sent to the Account Debtor, (iii) represents a progress billing, (iv) is contingent upon the Borrower’s completion of any further performance, (v) represents a sale on a bill-and-hold, guaranteed sale, sale-and-return, sale on approval, consignment, cash-on-delivery or any other repurchase or return basis or (vi) relates to payments of interest;
     (g) for which the goods giving rise to such Account have not been shipped to the Account Debtor or for which the services giving rise to such Account have not been performed by the Borrower or if such Account was invoiced more than once (but only with respect to any duplicate invoice(s));
     (h) with respect to which any check or other instrument of payment has been returned uncollected for any reason;
     (i) which is owed by an Account Debtor which has (i) applied for, suffered, or consented to the appointment of any receiver, custodian, trustee, or liquidator of its assets, (ii) has had possession of all or a material part of its property taken by any receiver, custodian, trustee or liquidator, (iii) filed, or had filed against it, any request or petition for liquidation, reorganization, arrangement, adjustment of debts, adjudication as bankrupt, winding-up, or voluntary or involuntary case under any state or federal bankruptcy laws (other than post-petition accounts payable of an Account Debtor that is a debtor-in-possession under the Bankruptcy Code and reasonably acceptable to the Administrative Agent), (iv) has admitted in writing its inability, or is generally unable to, pay its debts as they become due, (v) become insolvent, or (vi) ceased operation of its business;
     (j) which is owed by an Account Debtor which has sold all or substantially all of its assets;
     (k) which is owed by an Account Debtor which (i) does not maintain its chief executive office in a Permitted Foreign Country and (ii) is not organized under applicable law of any jurisdiction in any Permitted Foreign Country;
     (l) which is owed in any currency other than U.S. dollars;
     (m) which is owed by (i) the government (or any department, agency, public corporation, or instrumentality thereof) of any country other than the U.S. unless such Account is backed by a Letter of Credit acceptable to the Administrative Agent which is in the possession of the Administrative Agent, or (ii) the government of the U.S., or any department, agency, public corporation, or instrumentality thereof, unless the Federal Assignment of Claims Act of 1940, as amended (31 U.S.C. § 3727 et seq. and 41 U.S.C. § 15 et seq.), and any other steps necessary to perfect the Lien of the Administrative Agent in such Account have been complied with to the Administrative Agent’s satisfaction;
     (n) which is owed by any Affiliate, employee, officer, director, agent or, prior to the IPO, stockholder of any Loan Party;

     (o) which is owed by an Account Debtor or any Affiliate of such Account Debtor to which any Loan Party is indebted (unless the Account Debtor has entered into an agreement acceptable to Administrative Agent to waive set-off rights), but only to the extent of such indebtedness or is subject to any security, deposit, progress payment, retainage or other similar advance made by or for the benefit of an Account Debtor, in each case to the extent thereof;
     (p) which is subject to any counterclaim, deduction, defense, setoff (unless the Account Debtor has entered into an agreement acceptable to Administrative Agent to waive set-off rights) or dispute but only to the extent of any such counterclaim, deduction, defense, setoff or dispute;
     (q) which is evidenced by any promissory note, chattel paper, or instrument;
     (r) with respect to which the Borrower has made any agreement with the Account Debtor for any reduction thereof, other than discounts and adjustments given in the ordinary course of business to the extent of such reduction, or any Account which was partially paid and the Borrower created a new receivable for the unpaid portion of such Account (to the extent of any duplication);
     (s) which does not comply in all material respects with the requirements of all applicable laws and regulations, whether Federal, state or local, including without limitation the Federal Consumer Credit Protection Act, the Federal Truth in Lending Act and Regulation Z of the Board;
     (t) which is for goods that have been sold under a purchase order or pursuant to the terms of a contract or other agreement or understanding (written or oral) that indicates or purports that any Person other than the Borrower has or has had an ownership interest in such goods, or which indicates any party other than the Borrower as payee or remittance party;
     (u) which was created on cash on delivery terms; or
     (v) which the Administrative Agent determines will not be paid by reason of the Account Debtor’s inability to pay or which the Administrative Agent otherwise determines is unacceptable for any reason whatsoever.

          In the event that an Account which was previously a Foreign Eligible Account ceases to be a Foreign Eligible Account hereunder, the Borrower shall exclude the same in calculating the Borrowing Base for Foreign Eligible Receivables and notify the Administrative Agent thereof on and at the time of submission to the Administrative Agent of the next Borrowing Base Certificate. In determining the amount of a Foreign Eligible Account, the face amount of an Account may, in the Administrative Agent’s Permitted Discretion, be reduced by, without duplication, to the extent not reflected in such face amount, (i) the amount of all accrued and actual discounts, claims, credits or credits pending, promotional program allowances, price adjustments, finance charges or other allowances (including any amount that the Borrower may be obligated to rebate to an Account Debtor pursuant to the terms of any agreement or understanding (written or oral)) and (ii) the aggregate amount of all cash received in respect of such Account but not yet applied by the Borrower to reduce the amount of such Account.”
          “‘Foreign Loan’ means the Loans made pursuant to Section 2.01(a)(II), and the ExIm Documents, in a maximum principal amount at any time outstanding of up to the Foreign Loan Limit.”
          “‘Foreign Loan End Date” means February 24, 2008 or any earlier date in which the Commitments with respect to the Foreign Loans are reduced to zero or terminated pursuant to the terms hereof.
          “‘Foreign Loan Limit’ means, at any date of determination, the lesser of (a) $15,000,000 and (b) the sum of lesser of (A) the Revolving Commitment for Foreign Loans and (B) the Borrowing Base for Foreign Eligible Receivables minus (y) the Foreign Revolving Exposure of all Revolving Lenders.”
          “‘Foreign Revolving Exposure’ means, with respect to any Lender at any time, the outstanding principal amount of such Lender’s Foreign Loans.”
          “‘Permitted Foreign Country’ means a country that is on the Country Limitation Schedule (as defined in the ExIm Documents) as Agent may permit in writing from time to time, in its sole and absolute discretion (including, without limitation, as of August 24, 2007, The Republic of Trinidad and Tobago).”
     Section 2.04 Amendment to Section 2.01. Effective as of the Effective Date, Section 2.01(a) of the Credit Agreement is hereby amended and restated as follows:
     “Subject to the terms and conditions set forth herein, each Lender agrees to make (I) Revolving Loans to the Borrower from time to time during the Availability Period in an aggregate principal amount that will not result in (i) such Lender’s Domestic Revolving Exposure exceeding (A) (1) for the period from August 24, 2007 through and including the Foreign Loan End Date, such

Lender’s Revolving Commitment less such Lender’s Foreign Revolving Exposure and (2) for all periods thereafter, such Lender’s Revolving Commitment or (B) the Applicable Percentage of such Lender’s Revolving Loan Sublimit or (ii) the total Domestic Revolving Exposures exceeding the lesser of (x) the sum of the total Revolving Commitments less (until the Foreign Loan End Date) the total Foreign Revolving Exposures or (y) the Borrowing Base for Eligible Receivables less (until the Foreign Loan End Date) the total Foreign Revolving Exposures, subject to the Administrative Agent’s authority, in its sole discretion, to make Protective Advances and Overadvances pursuant to the terms of Section 2.04 and 2.05 and (II) Foreign Loans to the Borrower from time to time during the Availability Period in an aggregate principal amount that will not result in (i) such Lender’s Revolving Exposure exceeding (A) fifty percent (50%) of such Lender’s Revolving Commitment or (B) the Applicable Percentage of such Lender’s Foreign Loan Limit or (ii) the total Foreign Revolving Exposure exceeding the lesser of (x) the sum of the total Revolving Commitments or (y) the Borrowing Base for Foreign Eligible Receivables. Within the foregoing limits and subject to the terms and conditions set forth herein, the Borrower may borrow, prepay and reborrow both Revolving Loans and Foreign Loans.
     Section 2.05 Amendment to Section 2.03. Effective as of the Effective Date, Section 2.03 of the Credit Agreement is hereby amended and restated as follows:
     “(A) To request a Revolving Borrowing, the Borrower shall notify the Administrative Agent of such request either in writing (delivered by hand or facsimile) in a form approved by the Administrative Agent and signed by the Borrower or by telephone (a) in the case of a Eurodollar Borrowing, not later than 10:00 a.m., Chicago time, three Business Days before the date of the proposed Borrowing or (b) in the case of an ABR Borrowing, not later than noon, Chicago time, on the date of the proposed Borrowing; provided that any such notice of an ABR Revolving Borrowing to finance the reimbursement of an LC Disbursement as contemplated by Section 2.06(e) may be given not later than 9:00 a.m., Chicago time, on the date of the proposed Borrowing. Each such borrowing notice must be executed by any of the chief financial officer, the treasurer, the Controller, the Vice President — Corporate Development or the Chief Administrator — Louisiana Operations of the Borrower. Each such telephonic Borrowing Request shall be irrevocable and shall be confirmed promptly by hand delivery or facsimile to the Administrative Agent of a written Borrowing Request in a form approved by the Administrative Agent and signed by the Borrower.
     (B) To request a Foreign Loan Borrowing, the Borrower shall comply with the notices and procedures as set forth above in Section 2.03(A). Notwithstanding anything to the contrary herein, the parties hereto hereby agree that to the extent there are Foreign Eligible Receivables as reported in the last delivered Borrowing Base Certificate,

     (i) the Borrower’s delivery of a Borrowing Request (regardless of whether specifically requesting a Foreign Loan Borrowing or Revolving Borrowing) shall be deemed to be a timely request for a Foreign Loan Borrowing in an amount equal to the least of:
     (X) the maximum available principal amount of Foreign Loans up to an amount equal to the Borrowing Base for Foreign Eligible Receivables (with the balance of the requested Borrowing to be comprised of Revolving Loans to the extent the Borrower has Availability) and
     (Y) the requested amount of the applicable Borrowing; and
     (ii) each day, to the extent there are outstanding Revolving Loans (after giving effect to all applications of funds pursuant to Section 2.10(b)), the Borrower shall be deemed to have made a timely request for a Foreign Loan Borrowing in an amount equal to the lesser of (X) the Borrowing Base for Foreign Eligible Receivables and (Y) the outstanding principal amount of such Revolving Loans, with the proceeds of such Foreign Loan Borrowing applied to repay such Revolving Loans.
     (C) Each such telephonic and written Borrowing Request for either a Revolving Borrowing or a Foreign Loan Borrowing shall also specify the following information in compliance with Section 2.01:
     (i) the aggregate amount of the requested Borrowing and a breakdown of the separate wires comprising such Borrowing;
     (ii) the date of such Borrowing, which shall be a Business Day;
     (iii) whether such Borrowing is to be an ABR Borrowing or a Eurodollar Borrowing; and
     (iv) in the case of a Eurodollar Borrowing, the initial Interest Period to be applicable thereto, which shall be a period contemplated by the definition of the term “Interest Period.
     (D) If no election as to the Type of Revolving Borrowing or Foreign Loan Borrowing is specified, then the requested Borrowing shall be an ABR Borrowing. If no Interest Period is specified with respect to any requested Eurodollar Revolving Borrowing or Eurodollar Foreign Loan Borrowing, then the Borrower shall be deemed to have selected an Interest Period of one month’s duration. Promptly following receipt of a Borrowing Request in accordance with this Section, the Administrative

Agent shall advise each Lender of the details thereof and of the amount of such Lender’s Loan to be made as part of the requested Borrowing.”
     Section 2.06 Amendment to Section 2.07. Effective as of the Effective Date, Section 2.07 of the Credit Agreement is hereby amended by replacing “ABR Revolving Loans” with “ABR Revolving Loans or ABR Foreign Loans (as applicable)”.
     Section 2.07 Amendment to Section 2.08. Effective as of the Effective Date, Section 2.08 of the Credit Agreement is hereby amended by replacing “Revolving Borrowing” and “Eurodollar Revolving Borrowing” with “Revolving Borrowing and Foreign Loan Borrowing” and “Eurodollar Revolving Borrowing and Eurodollar Foreign Borrowing (as applicable)”.
     Section 2.08 Amendment to Section 2.10. Effective as of the Effective Date, Section 2.10(a)(i) of the Credit Agreement is hereby amended and restated in its entirety as follows:
“(a) (i) to the Administrative Agent for the account of each Lender the then unpaid principal amount of each (A) Revolving Loan on the Maturity Date and (B) each Foreign Loan on Foreign Loan End Date.”
     Section 2.09 Amendment to Section 2.10. Effective as of the Effective Date, Section 2.10(b) of the Credit Agreement is hereby amended and restated in its entirety as follows:
“(b) (i) At all times that full cash dominion is in effect pursuant to Section 7.3 of the Security Agreement, on each Business Day, the Administrative Agent shall apply all immediately available funds credited to the Collection Account that are proceeds of the Eligible Accounts on such Business Day first to prepay any Protective Advances and Overadvances that may be outstanding, pro rata, and second to prepay the Revolving Loans (including Swing Line Loans), and to cash collateralize outstanding LC Exposure and (ii) on each Business Day, the Administrative Agent shall apply all immediately available funds credited to the Collection Account that are proceeds of the Foreign Eligible Accounts on such Business Day to prepay the Foreign Loans; provided that, in each case, for the amounts that are in form other than immediately available funds, the Borrower shall compensate the Administrative Agent for the cost of collection and clearance of remittances so applied, including interest for one (1) day, on all uncollected funds applied as provided by this Section 2.10(b).”
     Section 2.10 Amendment to Section 2.11. Effective as of the Effective Date, Section 2.11 of the Credit Agreement is hereby amended and restated in its entirety as follows:
     SECTION 2.11 Prepayment of Loans.
     (a) The Borrower shall have the right at any time and from time to time to prepay any Borrowing in whole or in part, subject to prior notice in accordance with paragraph (f) of this Section.

     (b) Except for Overadvances permitted under Section 2.05, in the event and on such occasion that (i) the total Revolving Exposure exceeds the lesser of (A) the aggregate Revolving Commitments or (B) the Borrowing Base, (ii) the total amount of Revolving Loans outstanding exceeds the Revolving Loan Sublimit, (iii) the total amount of Foreign Loans outstanding exceeds the Foreign Loan Limit, or (iv) LC Exposure exceeds the LC Sublimit, Borrower shall prepay the Revolving Loans, Foreign Loans, LC Exposure and/or Swingline Loans in an aggregate amount equal to such excess.
     (c) In the event and on each occasion that any Net Proceeds are received by or on behalf of any Loan Party in respect of any Prepayment Event, the Borrower shall, promptly after such Net Proceeds are received by any Loan Party, prepay the Obligations as set forth in Section 2.11(e) below in an aggregate amount equal to 100% of such Net Proceeds, provided that, in the case of any event described in clause (a) or (b) of the definition of the term “Prepayment Event”, if the Borrower shall deliver to the Administrative Agent a certificate of a Financial Officer to the effect that the Loan Parties intend to apply the Net Proceeds from such event (or a portion thereof specified in such certificate), within twelve months after receipt of such Net Proceeds (or, if the Borrower has entered into a binding contract within twelve months after such Prepayment Event to acquire assets useful in its business and/or to repair the affected asset, as applicable, within eighteen months after such Prepayment Event), to acquire (or replace or rebuild) real property, equipment or other tangible assets (excluding inventory) to be used in the business of the Loan Parties, and certifying that no Default has occurred and is continuing, then either (i) so long as full cash dominion is not in effect, no prepayment shall be required pursuant to this paragraph in respect of the Net Proceeds specified in such certificate or (ii) if full cash dominion is in effect, then such Net Proceeds shall be deposited in a cash collateral account and in either case, thereafter, such funds shall be made available to the applicable Loan Party as follows:
     (1) the applicable Loan Party shall request a release from the cash collateral account be made in the amount needed; and
     (2) so long as the conditions set forth in Section 4.02 have been met, the Revolving Lenders shall make such Revolving Loan and such Foreign Loan or the Administrative Agent shall release funds from the cash collateral account;
provided that to the extent of any such Net Proceeds therefrom that have not been so applied by the end of such twelve month period or eighteen month period, as applicable, at which time a prepayment shall be required in an amount equal to such Net Proceeds that have not been so applied.
     (d) Reserved.
     (e) All such amounts pursuant to Section 2.11(c) (as to any insurance or condemnation proceeds, to the extent they arise from casualties or losses to Equipment, Fixtures and real property) shall be applied, first to prepay any Protective Advances and Overadvances that may be outstanding, pro rata, and second to prepay the Revolving Loans (including Swing Line Loans) and Foreign Loans without a corresponding reduction in the Revolving Commitment and to cash collateralize outstanding LC Exposure. All such amounts pursuant to Section 2.11(c) (as to any insurance or condemnation proceeds, to the extent they arise from casualties or losses to cash or Inventory) shall be applied, first to prepay any Protective Advances and Overadvances that may be outstanding, pro rata, and second to prepay the Revolving Loans (including Swing Line Loans) and Foreign Loans without a corresponding reduction in the Revolving Commitment and to cash collateralize outstanding LC Exposure. If the precise amount of insurance or condemnation proceeds allocable to Inventory as compared to Equipment, Fixtures and real property is not otherwise determined, the allocation and application of those proceeds shall be determined by the Administrative Agent, in its Permitted Discretion.
     (f) The Borrower shall notify the Administrative Agent (and, in the case of prepayment of a Swingline Loan, the Swingline Lender) by telephone (confirmed by facsimile) of any prepayment hereunder (i) in the case of prepayment of a Eurodollar Revolving Borrowing or a Eurodollar Foreign Borrowing, not later than 10:00 a.m., Chicago time, three Business Days before the date of prepayment, (ii) in the case of prepayment of an ABR Revolving Borrowing or ABR Foreign Borrowing, not later than 10:00 a.m., Chicago time, one Business Day before the date of prepayment or (iii) in the case of prepayment of a Swingline Loan, not later than 11:00 a.m., Chicago time, on the date of prepayment. Each such notice shall be irrevocable and shall specify the prepayment date and the principal amount of each Borrowing or portion thereof to be prepaid; provided that, if a notice of prepayment is given in connection with a conditional notice of termination of the Commitments as contemplated by Section 2.09, then such notice of prepayment may be revoked if such notice of termination is revoked in accordance with Section 2.09. Promptly following receipt of any such notice relating to a Revolving Borrowing or Foreign Borrowing, the Administrative Agent shall advise the Lenders of the contents thereof. Each partial prepayment of any Revolving Borrowing or any Foreign Borrowing shall be in an amount that would be permitted in the case of an advance of such Borrowing of the same Type as provided in Section 2.02. Each prepayment of a Revolving Borrowing shall be applied ratably to the Revolving Loans included in the prepaid Borrowing. Each prepayment of a Foreign Borrowing shall be applied ratably to the Foreign Loans included in the prepaid Borrowing. Prepayments shall be accompanied by accrued interest to the extent required by Section 2.13.”
     Section 2.11 Amendment to Section 2.13(c) and (e). Effective as of the Effective Date, each of Section 2.13(c) and 2.13(e) of the Credit Agreement is amended by replacing “ABR Revolving Loan” with “ABR Revolving Loan or ABR Foreign Loan (as applicable)”.
     Section 2.12 Amendment to Section 2.14. Effective as of the Effective Date, Section 2.14 of the Credit Agreement is hereby amended by replacing “Revolving Borrowing” and “Eurodollar Borrowing” with “Revolving Borrowing or Foreign Loan Borrowing” and “Eurodollar Revolving Borrowing or Foreign Loan Eurodollar Borrowing (as applicable)”.
     Section 2.13 Amendment to Section 4.02. Effective as of the Effective Date, Section 4.02(c) of the Credit Agreement is hereby amended and restated in its entirety as follows:
     “(c) After giving effect to any Borrowing or the issuance of any Letter of Credit, (i) Availability is not less than zero, (ii) the amount of Revolving Loans does not exceed the Revolving Loan Sublimit, (iii) the amount of Foreign Loans does not exceed the Foreign Loan Limit and (iv) the amount of the LC exposure does not exceed the LC Sublimit.”
     Section 2.14 Amendment to Section 5.01(f). Effective as of the Effective Date, Section 5.01(f) of the Credit Agreement is hereby amended and restated in its entirety as follows:
     “(f) as soon as available but in any event within three (3) Business Days of the end of each calendar week, and at such other times as may be requested by the Administrative Agent, as of the period then ended, a Borrowing Base Certificate and supporting information in connection therewith, together with any additional reports with respect to the Borrowing Base as the Administrative Agent may reasonably request; provided, that at such time as Average 30-Day Availability exceeds $10,000,000 (a reflected in the previous Borrowing Base Certificate delivered by Borrower to Administrative Agent), the immediately subsequent Borrowing Base Certificate to the extent only applying to Domestic Loans and Eligible Receivables shall not be required until twenty (20) days after the end of the subsequent calendar month. For the avoidance of doubt, Borrowing Base Certificates for Foreign Accounts Receivable and items related to the Foreign Loans shall be delivered each calendar week. Each such report shall be delivered electronically in a text formatted file acceptable to the Administrative Agent and contain, at a minimum, the following:
     (i) a detailed aging of the Borrower’s Accounts (1) including all invoices aged by invoice date and due date (with an explanation of the terms offered) and (2) reconciled to the Borrowing Base Certificate delivered as of such date prepared in a manner reasonably acceptable to the Administrative Agent, together with a summary specifying the name, address, and balance due for each Account Debtor;
     (ii) a worksheet of calculations prepared by the Borrower to determine Eligible Accounts and Foreign Eligible Accounts, such worksheets detailing the Accounts excluded from Eligible Accounts and Foreign Eligible Accounts and the reason for such exclusion;
     (iii) a reconciliation of the Borrower’s Accounts between the amounts shown in the Borrower’s general ledger and financial statements and the reports delivered pursuant to clause (i) above;
     (iv) a reconciliation of the loan balance per the Borrower’s general ledger to the loan balance under this Agreement; and
     (v) a true and correct copy of each work order under any contract that generates foreign Accounts (including, without limitation, that certain Master Services Contract dated as of May 10, 2007 between Borrower and BP Trinidad and Tobago LLC) that is or will be Foreign Eligible Accounts;”
     Section 2.15 Amendment to Section 9.04(b)(i)(A). Effective as of the Effective Date, Section 9.04(b)(i)(A) of the Credit Agreement is hereby amended and restated in its entirety as follows:
“(A) the Borrower, provided that no consent of the Borrower shall be required for an assignment to a Lender, an Affiliate of a Lender, ExIm, an Approved Fund or, if an Event of Default has occurred and is continuing, any other assignee.”
     Section 2.16 Amendment to Exhibit C. Effective as of the Effective Date, Exhibit C is hereby amended and restated in its entirety with the Borrowing Base Certificate attached hereto as Exhibit A.
     Section 2.17 Amendment to Exhibit D. Effective as of the Effective Date, Exhibit A to Exhibit D to the Credit Agreement is hereby amended and restated in its entirety with the Exhibit B attached hereto.
ARTICLE III
Conditions Precedent
     Section 3.01 Conditions. The effectiveness of this Amendment is subject to the satisfaction of the following conditions precedent (such date on which such conditions are satisfied being the “Effective Date”), unless specifically waived by Agent and Lenders.

     (a) Agent shall have received all of the following documents, each document (unless otherwise indicated) being dated the date hereof, duly authorized, executed and delivered by the parties thereto, and in form and substance reasonably satisfactory to Agent and Lenders:
     (i) this Amendment;
     (ii) that certain Second Amendment to Pledge and Security Agreement dated as of August 22, 2007 between Borrower and Agent;
     (iii) the ExIm Revolving Credit Note duly executed by Borrower;
     (iv) the ExIm Documents, duly executed by the Borrower and ExIm, and any other evidence of ExIm’s consent to and approval of the transaction contemplated herein to Agent’s reasonable satisfaction;
     (v) that certain ExIm Waiver letter dated as of August 15, 2007 between ExIm and Administrative Agent;
     (vi) a certified copy of the resolutions of the Directors of the Borrower authorizing the execution, delivery and performance of this Amendment and any and all other Loan Documents executed by the Borrower in connection therewith, along with a certificate of incumbency certified by the secretary of the Borrower with specimen signatures of the officers of the Borrower who are authorized to sign such documents (such certificates of incumbency to be bring down certificates of incumbency for Borrower); and
     (vii) such additional documents, instruments and information as Agent or Lenders or their legal counsel may reasonably request.
     (b) Agent shall have received in form and substance satisfactory to Agent, evidence that Borrower has paid the ExIm closing fee in the amount of $100.00 which shall be fully earned, nonrefundable and payable on or prior to the Effective Date;
     (c) Agent shall have received in form and substance satisfactory to Agent, evidence that Borrower has paid the closing fee for the benefit of ExIm Bank and Lenders in the amount of $75,000.00 which shall be fully earned, nonrefundable and payable on or prior to the Effective Date;

     (d) Agent shall have received in form and substance satisfactory to Agent, certified copies of Borrowers’ credit insurance policies, together with instruments of assignment, assigning all proceeds to Agent;
     (e) Borrower shall be in full compliance with all requirements of the ExIm Documents;
     (f) The representations and warranties contained in the Credit Agreement and/or in the other Loan Documents in each case, as Modified hereby (herein defined) and as contained herein shall be true and correct as of the Effective Date as if made on such date, except to the extent such representations and warranties (i) relate to any matter with respect to which written notice has been given to Agent and/or Lenders by Loan Parties pursuant to and in accordance with the Credit Agreement or (ii) which by their terms expressly speak as of an earlier date;
     (g) No Default or Event of Default shall have occurred and be continuing;
     (h) All corporate proceedings taken in connection with the transactions contemplated by this Amendment and all documents, instruments and other legal matters incident thereto shall be reasonably satisfactory to Agent, Lenders and their legal counsel.
     Section 3.02 The term “Modified” as used herein shall mean and include expressly amended or modified, as the case may be, and shall include correlative meanings thereof; provided however, for the avoidance of doubt, the term “Modified” shall not include any waivers that are subsequently terminated and of no longer of any force and effect pursuant to the terms hereof.
ARTICLE IV
Ratifications, Representations and Warranties
     Section 4.01 Ratifications. The terms and provisions set forth in this Amendment shall modify and supersede all inconsistent terms and provisions set forth in the Credit Agreement and except as Modified and superseded by this Amendment, the terms and provisions of the Credit Agreement are each ratified and confirmed and shall continue in full force and effect. Additionally, Borrower hereby ratifies and confirms its agreements under the Credit Agreement and the other Loan Documents, in each case as Modified hereby, as of each of the date hereof, the Effective Date. Borrower hereby agrees that all Liens and security interests securing payment of the Obligations are hereby collectively renewed, ratified and brought forward as security for the payment and performance of the Obligations, as the same may have been Modified by this Amendment and the documents executed in connection herewith, in each case as of each of the Effective Date.

     Section 4.02 Representations and Warranties. Borrower hereby represents and warrants to Agent and Lenders as of the date hereof and the Effective Date that (i) the execution, delivery and performance of this Amendment and any and all other Loan Documents executed and/or delivered in connection herewith have been authorized by all requisite corporate action on the part of the Borrower and will not violate the certificate/articles of incorporation or other analogous formation documents of the Borrower (ii) the representations and warranties contained in the Credit Agreement, and any other Loan Document, in each case as Modified hereby, are true and correct on and as of the date hereof and as of the Effective Date as though made on and as of such date, except to the extent any such representations and warranties (A) relate to any matter with respect to which written notice has been provided by the Borrower pursuant to and in accordance with the Credit Agreement or (B) which by their terms expressly speak as of an earlier date, (iii) no Default or Event of Default has occurred and is continuing under the Credit Agreement or the Loan Documents, each as Modified hereby, (iv) Borrower has not amended its certificate/articles of incorporation or other analogous formation document or bylaws or other analogous charter or organizational documents after April 18, 2007.
ARTICLE V
Miscellaneous
     Section 5.01 Survival of Representations and Warranties. All representations and warranties made in the Credit Agreement or any other document or documents relating thereto, including, without limitation, any Loan Document furnished in connection with this Amendment, shall survive the execution and delivery of this Amendment and the other Loan Documents, in each case, as Modified hereby, and no investigation by Agent or any Lender or any closing shall affect the representations and warranties or the right of Agent or Lenders to rely upon them.
     Section 5.02 Reference to Credit Agreement; Obligations. Each of the Loan Documents, including the Credit Agreement and any and all other agreements, documents or instruments now or hereafter executed and delivered pursuant to the terms hereof or pursuant to the terms of the Credit Agreement, are hereby amended so that any reference in such Loan Documents to the Credit Agreement or any other Loan Documents shall mean a reference to the Credit Agreement or such other Loan Document, in each case as Modified hereby. Borrower acknowledges and agrees that its obligations under this Amendment and the Credit Agreement, as amended hereby, constitute “Obligations” as defined in the Credit Agreement and as used in the Loan Documents.
     Section 5.03 Expenses. As provided in the Credit Agreement, Borrower agrees to pay on demand all reasonable costs and expenses incurred by Agent in connection with the preparation, negotiation and execution of this Amendment and the other Loan Documents executed pursuant hereto and any and all amendments, modifications, and supplements thereto, including, without limitation, the reasonable costs and fees of Agent’s legal counsel, and all reasonable costs and expenses incurred by Agent in connection with the enforcement or preservation of any rights under the Credit Agreement or any other Loan Document, in each case as Modified hereby.

     Section 5.04 Severability. Any provision of this Amendment held by a court of competent jurisdiction to be invalid or unenforceable shall not impair or invalidate the remainder of this Amendment and the effect thereof shall be confined to the provision so held to be invalid or unenforceable. Furthermore, in lieu of each such invalid or unenforceable provision there shall be added automatically as a part of this Amendment a valid and enforceable provision that comes closest to expressing the intention of such invalid unenforceable provision.
     Section 5.05 APPLICABLE LAW. EXCEPT AS OTHERWISE EXPRESSLY PROVIDED IN ANY OF THE LOAN DOCUMENTS, IN ALL RESPECTS, INCLUDING ALL MATTERS OF CONSTRUCTION, VALIDITY AND PERFORMANCE, THIS AMENDMENT AND THE OBLIGATIONS ARISING HEREUNDER SHALL BE GOVERNED BY, AND CONSTRUED, AND ENFORCED IN ACCORDANCE WITH THE INTERNAL LAWS (WITHOUT REGARD TO THE CONFLICT OF LAWS PROVISIONS) OF THE STATE OF TEXAS, BUT GIVING EFFECT TO FEDERAL LAWS APPLICABLE TO NATIONAL BANKS.
     Section 5.06 Successors and Assigns. This Amendment is binding upon and shall inure to the benefit of Agent, Lenders, the Borrower and their respective successors and assigns, except that the Borrower may not assign or transfer any of its rights or obligations hereunder without the prior written consent of each Lender.
     Section 5.07 Counterparts. This Amendment may be executed in one or more counterparts, each of which when so executed shall be deemed to be an original, but all of which when taken together shall constitute one and the same instrument.
     Section 5.08 No Waiver. Nothing contained herein shall be construed as a waiver by Agent or Borrower of any covenant or provision of the Credit Agreement, Security Agreement, the other Loan Documents, or of any other contract or instrument between Borrower and Agent, and the failure of Agent at any time or times hereafter to require strict performance by the Borrower of any provision thereof shall not waive, affect or diminish any right Agent has to thereafter demand strict compliance therewith. Agent hereby reserves all rights granted under the Credit Agreement, Security Agreement, other Loan Documents, and any other contract or instrument between the Borrower and Agent.
     Section 5.09 Headings. The headings, captions, and arrangements used in this Amendment are for convenience only and shall not affect the interpretation of this Amendment.
     Section 5.10 Release. BORROWER ACKNOWLEDGES THAT, BASED ON THE FACTS AND CIRCUMSTANCES KNOWN TO BORROWER AS OF THE DATE HEREOF, IT HAS NO DEFENSE, COUNTERCLAIM, OFFSET, CROSS-COMPLAINT, CLAIM OR DEMAND OF ANY KIND OR NATURE WHATSOEVER RESULTING FROM THE CREDIT AGREEMENT, THIS AGREEMENT AND THE OTHER LOAN DOCUMENTS THAT CAN BE ASSERTED TO REDUCE OR ELIMINATE ALL OR ANY PART OF ITS LIABILITY TO REPAY THE “OBLIGATIONS” OR TO SEEK AFFIRMATIVE RELIEF OR DAMAGES OF ANY KIND OR NATURE FROM AGENT OR LENDERS. BORROWER HEREBY VOLUNTARILY AND KNOWINGLY RELEASE AND FOREVER DISCHARGE AGENT AND LENDER, THEIR RESPECTIVE PREDECESSORS, OFFICERS, DIRECTORS,

EMPLOYEES, AGENTS, SUCCESSORS AND ASSIGNS, FROM ALL POSSIBLE CLAIMS, DEMANDS, ACTIONS, CAUSES OF ACTION, DAMAGES, COSTS, EXPENSES, AND LIABILITIES WHATSOEVER, IN EACH CASE, TO THE EXTENT (A) KNOWN, ANTICIPATED OR SUSPECTED BY BORROWER AS OF THE DATE HEREOF AND (B) RESULTING FROM THE CREDIT AGREEMENT, THIS AGREEMENT AND THE OTHER LOAN DOCUMENTS, WHETHER FIXED, CONTINGENT, OR CONDITIONAL, AT LAW OR IN EQUITY, ORIGINATING IN WHOLE OR IN PART ON OR BEFORE THE DATE THIS AMENDMENT IS EXECUTED, WHICH BORROWER MAY NOW HAVE AGAINST AGENT AND ANY LENDER, THEIR PREDECESSORS, OFFICERS, DIRECTORS, EMPLOYEES, AGENTS, SUCCESSORS AND ASSIGNS, IF ANY, AND IRRESPECTIVE OF WHETHER ANY SUCH CLAIMS ARISE OUT OF CONTRACT, TORT, VIOLATION OF LAW OR REGULATIONS, OR OTHERWISE, AND ARISING FROM ANY LOANS, INCLUDING, WITHOUT LIMITATION, ANY CONTRACTING FOR, CHARGING, TAKING, RESERVING, COLLECTING OR RECEIVING INTEREST IN EXCESS OF THE HIGHEST LAWFUL RATE APPLICABLE, THE EXERCISE OF ANY RIGHTS AND REMEDIES UNDER THE CREDIT AGREEMENT OR OTHER LOAN DOCUMENTS, AND NEGOTIATION FOR AND EXECUTION OF THIS AMENDMENT.
     Section 5.11 NO ORAL AGREEMENTS. THIS WRITTEN AGREEMENT REPRESENTS THE FINAL AGREEMENT BETWEEN THE PARTIES AND MAY NOT BE CONTRADICTED BY EVIDENCE OF PRIOR, CONTEMPORANEOUS, OR SUBSEQUENT ORAL AGREEMENTS OF THE PARTIES. THERE ARE NO UNWRITTEN AGREEMENTS BETWEEN THE PARTIES.
[Remainder of Page Intentionally Left Blank; Signature Pages Follow.]

     IN WITNESS WHEREOF, this Amendment has been executed on the Effective Date.

BORROWER: SUPERIOR OFFSHORE INTERNATIONAL, INC.
By:	/s/ Thomas E. Daman
	Name:	Thomas E. Daman
	Title:	Vice President and Treasurer

AGENT: JPMORGAN CHASE BANK, N.A. Individually, as Administrative Agent and Lender
	By:	/s/ Christy West
		Name:	Christy West
		Title:	Vice President

Acknowledged by:	JPMORGAN CHASE BANK, N.A. (Global Trade Services)
	By:	/s/ Randall Mascorro
		Name:	Randall Mascorro
		Title:	Vice President

EXHIBIT A
TO THE
THIRD AMENDMENT TO CREDIT AGREEMENT
BORROWING BASE CERTIFICATE

BORROWING BASE REPORT

Rpt #
Obligor Number:		Date:
Loan Number:		Period Covered: ____________ to ____________

DOMESTIC COLLATERAL CATEGORY	A/R	TOTAL

Description
1 Beginning Balance (Previous report — Line 8)
2 Additions to Accounts Receivables (Gross Sales or Purchases)
3 Other Additions (Add back any non-A/R cash in line 3
4 Deductions to Accounts Receivables (Cash Received)
5 Deductions to Accounts Receivables (Discounts, other)
6 Deductions to Accounts Receivables (Credit Memos, all)
7 Other non-cash credits to A/R
8 Total Ending Accounts Receivables Balance
9 Less Ineligible — Past Due
10 Less Ineligible — Cross-age (20%)
11 Less Ineligible — Foreign
12 Less Ineligible — Contra
13 Less Ineligible — Other (attached schedule)
14 Total Ineligibles — Accounts Receivable
15 Reserved.
16 Reserved.
17 Reserved.
18 Reserved.
19 Reserved.
20 Reserved.
21 Total Eligible Collateral

22 Advance Rate Percentage	85%
23 Net Available — Borrowing Base for Eligible Receivables Value
24 Reserves (Sum of A, B and C below)
A) Contractor Reserves
B) Outstanding Amount of Foreign Loans
C) Other Reserves
25 Total Borrowing Base for Eligible Receivables Value
26 CAPS/Loan Limits		Total CAPS/Loan Line
27 Maximum Borrowing Limit (Lesser of 25. or 26.)*		Total Available

LOAN STATUS
28 Previous Loan Balance (Previous Report Line 31)
29 Less: A. Net Collections (Same as line 4)
B. Adjustments/Other ________
30 Add: A. Request for Funds
B. Adjustments/Other ________
31 New Loan Balance
32 Letter of Credit/BA’s outstanding
33 Availability Not Borrowed (Lines 27 less 31 & 32)
34 [Reserved]		Total New Loan Balance:
35 OVERALL DOMESTIC EXPOSURE (lines 31 & 34)

Rpt #
Obligor Number:		Date:
Loan Number:		Period Covered: ___________ to ___________

FOREIGN COLLATERAL CATEGORY	A/R	TOTAL

Description
36 Beginning Balance (Previous report — Line 8)
37 Additions to Accounts Receivables (Gross Sales or Purchases) from Account Debtors located in a Permitted Foreign Country (“Foreign Account Receivables”)
38 Other Additions (Add back any non-A/R cash in line 38)
39 Deductions to Foreign Account Receivables (Cash Received)
40 Deductions to Foreign Accounts Receivables (Discounts, other)
41 Deductions to Accounts Receivables (Credit Memos, all)
42 Other non-cash credits to Foreign Account Receivables
43 Total Ending Accounts Receivables Balance
44 Less Ineligible — Past Due
45 Reserved.
46 Less Ineligible — Contra
47 Less Ineligible — Other (attached schedule)
48 Total Ineligibles - Accounts Receivable
49 Reserved.
50 Reserved.
51 Reserved.
52 Reserved.
53 Reserved.
54 Reserved.
55 Total Eligible Collateral
56 Advance Rate Percentage	90%
57 Net Available — Borrowing

Base for Foreign Eligible Receivables Value
58 Reserves (Sum of A and B below)
A) Other Reserves
59 Total Borrowing Base for Foreign Eligible Receivables Value
60 CAPS/Loan Limits	Total CAPS/Loan Line
61 Maximum Borrowing Limit (Lesser of 59. or 60.)*	Total Available

LOAN STATUS
62 Previous Loan Balance (Previous Report Line 66)
63 Less: A. Net Collections (Same as line 39)
B. Adjustments/Other _________
64 Add: A. Request for Funds
B. Adjustments/Other _________
65 New Loan Balance
66 Letter of Credit/BA’s outstanding
67 Availability Not Borrowed (Lines 61 less 65 & 66)
68 [Reserved]	Total New Loan Balance:
69 OVERALL FOREIGN EXPOSURE (lines 65 & 68)
Pursuant to, and in accordance with, the terms and provisions of that certain Credit Agreement (“Agreement”), among JPMorgan Chase Bank, N.A., as administrative agent for the Lenders, the Loan Parties and Superior Offshore International, Inc. (“Borrower”), Borrower is executing and delivering to Administrative Agent this Collateral Report accompanied by supporting data (collectively referred to as the “Report”). Borrower represents and warrants to Administrative Agent that this Report is true and correct, and is based on information contained in Borrower’s own financial accounting records. Borrower, by the execution of this Report, hereby ratifies, confirms and affirms all of the terms, conditions and provisions of the Agreement, and further certifies on this ___ day of _________, 20__, that the Borrower is in compliance with said Agreement.

BORROWER NAME:	AUTHORIZED SIGNATURE:

Exhibit A to Compliance Certificate
Superior Offshore International, L.L.C.
Average 30-Day Domestic Availability Calculation
As of _____________, ___, _______

				Total Credit Line	Borrowing Base
No. of Days	Date	Day of Week	Borrowing Base	Borrowing	Capacity
1
2
3
4
5
6
7
8
9
10
11
12
13
14
15
16
17
18
19
20
21
22
23
24
25
26
27
28
29
30

				Total	$—

				Average Availability	$—

Exhibit A to Compliance Certificate continued
Superior Offshore International, L.L.C.
Average 30-Day Foreign Availability Calculation
As of _____________, ___, _______

				Total Credit Line	Borrowing Base
No. of Days	Date	Day of Week	Borrowing Base	Borrowing	Capacity
1
2
3
4
5
6
7
8
9
10
11
12
13
14
15
16
17
18
19
20
21
22
23
24
25
26
27
28
29
30

				Total	$—

				Average Availability	$—